UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2017 (August 31, 2017)

Lattice Semiconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

111 SW Fifth Ave, Ste 700

Portland, Oregon 97204

(Address of principal executive offices) (Zip Code)

(503) 268-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

The Committee on Foreign Investment in the United States (“CFIUS”) has indicated that it will recommend that the President of the United States suspend or prohibit the proposed merger (the “Merger”) between Lattice and an indirect wholly-owned subsidiary of Canyon Bridge Fund I, LP (“Canyon Bridge”), a private equity fund with China-based investors.

Lattice remains of the view that the proposed transaction does not raise any national security concerns that cannot be addressed by the comprehensive mitigation measures that Lattice and Canyon Bridge have proposed to implement. Under the Defense Production Act of 1950, as amended, if CFIUS recommends that a transaction be prohibited or suspended, the President of the United States must render his decision to suspend, prohibit or allow the proposed transaction within 15 calendar days. Lattice is hopeful that given the benefits of the proposed transaction to Lattice’s stockholders and employees in the United States, and the substantial mitigation measures proposed by the parties, if the matter is referred to the President of the United States, the President will decide to allow the proposed Merger to be consummated.

Lattice and Canyon Bridge plan to continue to engage in further discussions with CFIUS and the President to explore measures that may resolve any outstanding national security concerns and that could allow the parties to proceed with the transaction. There can be no assurances that CFIUS or the President will entertain further dialogue with the parties or that the parties will be able to identify and agree to any mitigation or to take alternative measures that will allow the parties to proceed with the transaction.

Item 9.01.	Exhibits and Financial Statements.

(d) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Dated: September 1, 2017	By:	/s/ Byron W. Milstead
		Name:	Byron W. Milstead
		Title:	Corporate Vice President and General Counsel